Exhibit 99.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of VEPF IV AIV I, L.P., Vista Equity Partners Fund IV GP, LLC, VEFIIGP, LLC and Robert F. Smith (each, a “Grantor”) has made, constituted and appointed, and by these presents does make, constitute and appoint, John Warnken-Brill (“Attorney”), the true and lawful agent and attorney-in-fact, with full power of substitution and resubstitution, of the Grantor, for and in Grantor’s name, place and stead, in any and all capacities, to do all or any of the following acts, matters and things:

1.	To sign on behalf of the Grantor statements on Schedule 13D or 13G or Forms 3,4 and 5, or amendments thereto pursuant to Section 13(d) or Section 16 under the Securities Exchange Act of 1934, in each case relating to the securities of XRS Corporation.

2.	To do all such other acts and things as, in such Attorney’s discretion, he or she deems appropriate or desirable for the purpose of filing such statements on Schedule 13D or 13G or Forms 3, 4 and 5, or amendments thereto.

3.	To appoint in writing one or more substitutes who shall have the power to act on behalf of the Grantor as if that substitute or those substitutes shall have been originally appointed Attorney(s) by this Power of Attorney and/or to revoke any such appointment at any time without assigning any reason therefor.

The Grantor hereby ratifies and confirms all that said agents and attorneys-in-fact or any substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 or to file reports under Section 13(d) of the Securities Exchange Act of 1934 with respect to the undersigned’s holdings of and transactions in securities issued by XRS Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

The words Grantor and Attorney shall include all grantors and attorneys under this Power of Attorney.

IN WITNESS WHEREOF, Grantor duly assents to this Power of Attorney by his or its signature as of the 8th day of September, 2014.

AMUNDSEN HOLDINGS, LLC

/s/ Christian B. Sowul
Name:	Christian B. Sowul
Title:	Sole Manager

AMUNDSEN MERGER SUB CORP.

/s/ Christian B. Sowul
Name:	Christian B. Sowul
Title:	President

VEPF IV AIV I, L.P

	By:	VISTA EQUITY PARTNERS FUND IV GP, LLC, its General Partner

/s/ Robert F. Smith
Name:	Robert F. Smith
Title:	Sole Member of VEFIIGP, LLC, its Senior Managing Member

VISTA EQUITY PARTNERS FUND IV GP, LLC

	By:	VEFIIGP, LLC, its Senior Managing Member

/s/ Robert F. Smith
Name:	Robert Smith
Title:	Sole Member

VEFIIGP, LLC

/s/ Robert F. Smith
Name:	Robert Smith
Title:	Sole Member

ROBERT F. SMITH

/s/ Robert F. Smith
Name:	Robert Smith